Exhibit 10.4
  Form of Notice of Grant of Non-Qualified Performance Based Stock Option.

     NOTICE OF GRANT OF A NON-QUALIFIED PERFORMANCE BASED STOCK OPTION

Name of Employee:        Name

Number of Option Shares: shares

Exercise Price Per Share:  $28.13

Date of Option Grant:  September 19, 2002

Vesting Schedule:  Options will vest in the same manner as the Restricted Stock vests, that was granted to you on May 28, 2002 under the Marathon Oil Corporation 1990 Stock Plan

Expiration Date:  October 20, 2011

ASHLAND INC. ("Ashland") hereby confirms the grant of a non-qualified performance based stock option to purchase shares of Ashland Common Stock (the "Option") to the above-named Marathon Ashland Petroleum LLC ("MAP") employee ("Employee"). This Option is granted under, and is subject to, all of the terms and conditions of this Notice of Grant and the Plan. A copy of the Plan is attached for your information.

Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of MAP, Ashland or Marathon Oil Corporation ("Marathon") for a period of at least one year from date of the Award. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer from Ashland to any individual any right to continue in the employment of or service to MAP or interfere in any way with the right of MAP to terminate the Employee's employment at any time.

In the event the Employee should transfer from MAP to Ashland or Marathon, this Option shall continue to vest in accordance with the exercise schedule described above and be governed by the terms of this Notice of Grant and the Plan and such Employee shall continue to have all rights and obligations of an Employee as provided in this Notice of Grant and the Plan.

In the event of the Employee's retirement from or death or disability while employed by MAP, Ashland or Marathon, this option shall continue to be exercisable until the expiration date of this Option for the number of shares which the Employee could have acquired under the Option immediately prior to the retirement, death or disability.

In the event the Employee should terminate employment from MAP, Ashland or Marathon for any reason other than stated above, this Option shall be exercisable until the earlier to occur of the expiration date of this Option or thirty (30) days after termination only for the number of shares which the Employee could have acquired under this Option immediately prior to termination.

Please acknowledge your receipt of this Notice by signing, dating and returning the enclosed copy of this Notice of Grant to Carrie Ramey, Ashland Inc., 50 E. RiverCenter Boulevard, P. O. Box 391, Covington, KY 41012-0391, on or before November 19, 2002, or the Option will become null and void.


ASHLAND INC.                                            EMPLOYEE SIGNATURE:


BY:Paul Chellgren
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